RailAmerica, Inc. First Quarter 2006 Financial Results April 27, 2006

Forward-Looking Statements and Forecasts This presentation contains forward-looking statements, forecasts, and information regarding future events and the future performance of RailAmerica, Inc. ("RailAmerica" or the "Company") that involve risks and uncertainties that could cause actual results and actions to differ materially, including, but not limited to, the Company's Process Improvement Project, Class I congestion, fuel costs, tax benefits/credits, foreign currency risks, weather, casualties, failure to complete proposed acquisitions, failure to successfully integrate acquisitions, failure to service debt, failure to complete asset sales, economic conditions, customer demand, increased competition in the relevant market and others. The Company refers you to the on From 10-K and 10-Q that it files from time to time with the Securities and Exchange Commission,, which contain additional important factors that could cause actual results to differ from its current expectations and from the forward-looking statements made in this presentation. Statements about the Company's future expectations contained in this presentation other than statements of historical facts, are forward-looking statements with-in the meaning of the federal securities laws. The forecasts included in this presentation have been prepared by RailAmerica's management based upon estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of the Company, and are based upon assumptions with respect to future business decisions that are subject to change. These forecasts are not necessarily indicative of the Company's future results of operations. The Company cautions against placing undue reliance on forward-looking statements or forecasts, which reflect the Company's current beliefs and are based on information currently available to it as of the date a forward-looking statement or forecast is made. The Company does not intend to update or otherwise revise these statements or forecasts to reflect circumstances existing after the date hereof or to reflect the occurrence of future events, even in the event the assumptions or estimates underlying them are shown to be in error. In the event that the Company does update any forward-looking statements or forecasts, no inference should be made that the Company will make additional updates with respect to that statement, related matters, or any other forward-looking statements or forecasts.

Charles Swinburn Chief Executive Officer

First Quarter Summary 13% revenue growth from pricing and acquisitions 35% growth in earnings Alcoa railroad's performance remains strong Improvements in safety Operating ratio improvement

Earnings Per Share Continuing Operations 2005 2006 EPS 0.13 0.17

Total Reportable Derailments and Injuries 2005 2006 2006 2005 25 16 16 7 First Quarter FRA Reportable Train Incidents First Quarter FRA Reportable Personal Injuries

Personal Injury Frequency Ratio First Quarter Personal Injury Ratios 2005 2006 3.49 1.51 Reportable injuries per 200,000 person-hours worked

Process Improvement Project (PIP) Strategic initiative-component of the Five Year Strategic Plan Initiated to improve processes, organizational effectiveness and procurement savings Analysis, design, and implementation planning will be complete by the third quarter of 2006. Implementation will commence in the second half of the year. Currently projected to result in savings of $10 to $15 million annually, to be realized beginning in 2007 Approximately 2/3 of the savings estimated to be from reduction in operating costs Approximately 1/3 of the savings estimated to be from reduction of capital costs

Michael Howe Executive Vice President and Chief Financial Officer

Income Statement

Revenue Growth First Quarter + 0% + 1% +3% + 6% +2% ($ 000's) + 1% 2005 Same RR Carloads Non-Freight Revenue FX Fuel Surcharges 2006 Yield Acquisitions $101,681 $115,025

Operating Expenses Depreciation Gain on Asset Sales Other Expenses Materials Casualties & Insurance Diesel Fuel Purchased Services Equipment Rents Labor 2006 0.084 0.01 0.083 0.024 0.039 0.124 0.072 0.116 0.31 2005 0.07 0.005 0.086 0.026 0.059 0.109 0.073 0.121 0.328 First Quarter 2006 vs. 2005 Expenses as a Percentage of Revenue

Fuel Q1 2005 1.57 2006 2

Balance Sheet Highlights ($ millions) Consolidated Balance Sheet Summary March 31, 2006 December 31, 2005 Cash $ 12 $ 14 Total assets $ 1,104 $ 1,147 Long-term debt $ 406 $ 434 Stockholders' Equity $ 449 $ 431 Net Debt/Total Capitalization 46.8% 49.3%

Charles Swinburn Chief Executive Officer

Closing Comments Strong Revenue Growth Cost Control Measures Ohio Safety Improvements Acquisitions and Divestitures PIP